Exhibit 99.1

WERNER ENTERPRISES, INC.
14507 Frontier Road
P. O. Box 45308
Omaha, Nebraska 68145

FOR IMMEDIATE RELEASE

CONTACT: John J. Steele
Executive Vice President, Treasurer and
Chief Financial Officer
(402) 894-3036

WERNER ENTERPRISES ANNOUNCES QUARTERLY
AND SPECIAL DIVIDENDS

Omaha, Nebraska, November 13, 2012:

Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation’s largest transportation and logistics companies, announced today that its Board of Directors declared a regular quarterly cash dividend of $.050 (5.0 cents) per common share payable to stockholders of record at the close of business on January 7, 2013. This dividend will be paid on January 22, 2013.

Werner Enterprises is currently in its twenty-sixth year of paying quarterly cash dividends on its common stock to its stockholders. The first quarterly cash dividend was paid by Werner Enterprises in July 1987.

Werner also announced that its Board of Directors declared a special cash dividend of $1.50 per common share payable to stockholders of record at the close of business on November 29, 2012. This dividend will be paid on December 13, 2012. The special dividend amounts to a total of approximately $109 million to be paid on Werner’s 72.9 million common shares outstanding. No portion of the $1.50 special dividend is considered to be a return of capital. Including the special dividend announced today, Werner has declared special cash dividends since 2008 totaling $6.95 per common share.

This is the fifth consecutive year that Werner will pay a special dividend to shareholders as a way to further enhance shareholder return. Werner’s primary objectives continue to be improving its operating margin percentage and its returns on assets, equity and invested capital, while staying true to its broad transportation services portfolio.

Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated van, temperature-controlled and flatbed; medium-to-long-haul, regional and local van; and expedited services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, and international services. International services are provided through Werner’s domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.

Werner Enterprises, Inc.’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “WERN”. For further information about Werner, visit the company’s website at www.werner.com.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2011. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.